Exhibit 10.10

SEVENTH AMENDMENT TO KAMAN CORPORATION

SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

WHEREAS, Kaman Corporation (“Kaman” or the “Company”) established the Kaman Corporation Supplemental Employees’ Retirement Plan (originally known as the “Kaman Corporation Excess Benefit Plan”) on April 30, 1976, effective as of January 1, 1976, which has been amended from time to time and, most recently was restated in its entirety on January 1, 1994, and has been amended six times since (the “Plan” or “SERP”);

WHEREAS, the Company has established the Kaman Corporation Post-2004 Supplemental Employees’ Retirement Plan (the “Post-2004 Plan”), effective as of January 1 2005, in order to comply with Section 409A of the Code with respect to deferred benefits under the Plan that were not vested as of December 31, 2004; and

WHEREAS, the Company, by action of its Board of Directors (the “Board”), is authorized to amend the Plan, and the Company has determined that amending the SERP is now appropriate and desirable;

NOW THEREFORE, that pursuant to the power reserved to the Company under Section 6 of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Board, the SERP as previously amended is hereby further amended, effective as of January 1, 2005, in the following particulars:

1.     By adding the following new paragraph (d) at the end of Section 1:

“(d) A purpose of the Plan is to have Grandfathered Benefits be governed by the applicable laws and rules governing nonqualified deferred compensation arrangements prior to the enactment of Section 409A of the Code together with the provisions of the Plan as in effect on December 31, 2004. For purposes of the Plan, “Grandfathered Benefits” means the amount of compensation deferred and vested (within the meaning of Section 409A as interpreted by Proposed Regulation Section 1.409A-6(a)(3)) prior to January 1, 2005 under the Plan. The provisions of the Plan as in effect on December 31, 2004 shall be applicable to the Grandfathered Benefits. Any benefits accrued under the Plan that are not Grandfathered Benefits are referred to below as “Non-Grandfathered Benefits.”

2.     By adding the following as the next to last sentence of Section 2 of the Plan:

“No person shall become an Participant after December 31, 2004.

3.     By adding the following new Section 13 to the Plan:

“13. Transfer of Non-Grandfathered Benefits to the Post-2004 Plan

Non-Grandfathered Benefits are hereby transferred to the Post-2004 Plan without any further action by the Company, effective as of January 1, 2005, and shall thereafter be considered to be deferred and payable solely under the terms of the Post-2004 Plan. The provisions of the Post 2004 Plan shall govern the Non-Grandfathered Benefits for all periods on and after January 1, 2005.”

4.     By adding the following new Section 14 to the Plan:

“14. Section 409A Grandfathered Benefits are eligible for exemption from Section 409A of the Code by reason of the statutory grandfather clause set forth in section 885(d) of the American Jobs Creation Act of 2004, Pub. L. No. 108-357, 118 Stat. 1418 (2004). The Company believes that all amounts deferred under the SERP are eligible for the grandfather clause and intends to preserve the grandfathered status of such amounts. No “material modifications,” as that term is used for purposes of the Section 409A grandfather clause, shall be made to the SERP after October 3, 2004, unless permitted by Internal Revenue Service Notice 2005-1 or subsequent guidance." This Seventh Amendment is not intended to constitute a "material modification" of the Grandfathered Benefits. To the extent any provision of this Seventh Amendment would constitute a material modification of the Grandfathered Benefits, such provision shall be null and void and of no further force or effect; provided, however, that the other provisions shall nevertheless remain effective and shall remain enforceable.”

EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended and restated as of January 1, 1994, and as amended by a First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and a Sixth Amendment, are confirmed and remain unchanged.

IN WITNESS WHEREOF, Kaman Corporation has caused this Seventh Amendment to be executed on its behalf by its duly authorized officer this 20th day of February, 2007.

KAMAN CORPORATION

	By:	/s/ Robert M. Garneau
	Its:	Executive Vice President and Chief Financial Officer

Attest:

/s/ Candace A. Clark
Date: February 20, 2007